GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.

POWER OF ATTORNEY

The undersigned, a Director of GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC. (the “Company”) hereby constitutes and appoints Javier F. Bitar and Howard S. Hirsch, or either of them acting singly, as the true and lawful agents and attorneys-in-fact of the undersigned, with full power and authority in said agents and the attorneys-in-fact to act in the name of and on behalf of the undersigned to sign for the undersigned and in his name as a Director of the Company and file with the Securities and Exchange Commission (the “SEC”), pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, Forms 3, 4 and 5 (including amendments thereto) with respect to securities of the Company, and to deliver and file the same with all exhibits thereto, and all other documents in connection therewith, to and with the SEC.

The validity of this Power of Attorney shall not be affected in any manner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.

IN WITNESS WHEREOF, I have hereunto set my hand this 30th day of April, 2019.

_/s/ Gregory M. Cazel______
Gregory M. Cazel

4845-5246-0179v1
2914123-000054 04/08/2019